Exhibit 3.1

                              CERTIFICATE OF TRUST
                                       OF
                              PSEG FUNDING TRUST I

      THIS CERTIFICATE OF TRUST of PSEG Funding Trust I (the "Trust"), dated as of March 18, 2002, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801, et seq.) (the "Act").

            (i) Name. The name of the business trust being formed hereby is PSEG Funding Trust I.

            (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington DE 19801.

            (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

            (iv) Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                    FIRST UNION TRUST COMPANY, NATIONAL
                                    ASSOCIATION, as Trustee

                                    By: /s/ Sterling C. Correia
                                        ------------------------------------
                                        Name: STERLING C. CORREIA
                                        Title:   Vice President

                                    MARK G. KAHRER, as Trustee

                                        /s/ Mark G. Kahrer
                                        ------------------------------------

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                      Filed: 08:30 AM 03/18/2002
                                                             020176424 - 3503511